UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: September 11, 2008
(Date of Earliest Event Reported)
CAPSTEAD MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State of Incorporation)	001-08896 (Commission File No.)	75-2027937 (I.R.S. Employer Identification No.)

8401 North Central Expressway Suite 800 Dallas, Texas	75225

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 874-2323
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 11, 2008 the Board of Directors (the “Board”) of Capstead Mortgage Corporation (the “Company”) and the Compensation Committee of the Board (the “Committee”) took certain compensation-related actions.
(1) Fiscal 2008 Annual Incentive Compensation Payouts:
Payouts to be made for the year ended December 31, 2008 under the Company’s annual incentive compensation program will be limited to a maximum of $6 million. As is more fully described in the Company’s annual report to stockholders and definitive proxy statement, under this program an incentive formula is adopted each year for the creation of an incentive pool solely for the purpose of establishing amounts available to be paid as incentive compensation to employees for that year. While adoption of the incentive formula provides a mechanism for determining amounts to be included in the incentive pool, the Committee has discretion to administer incentive programs in a manner it deems appropriate in order to recognize and reward performance. With the strong anticipated performance of the Company in 2008, the formula adopted in December 2007 is producing an incentive pool well in excess of original expectations. Consequently, the Committee believed, and the Board concurred, it was in the best interests of stockholders to limit payouts from the incentive pool to a maximum amount of $6 million for the entire year.
(2) Base Salary Adjustments:
The following annual base salaries were approved for certain named executive officers, retroactively effective to July 1, 2008: Andrew F. Jacobs — $625,000; Robert R. Spears, Jr. - $420,000; Phillip A. Reinsch — $350,000 and Michael W. Brown — $225,000.
(3) Dividend Equivalent Rights:
A performance-based compensation program was approved to provide additional current compensation to certain named executive officers in the form of cash payments equal to the per share dividend amounts declared on the Company’s common stock multiplied by a notional amount of non-vesting or “phantom” common shares for a period of four years beginning July 1, 2008 (“DER grants”). These DER grants are not attached to any stock and only have the right to receive the same cash distributions as our common stockholders are entitled to during the related term. The following DER grants were approved for these executive officers: Andrew F. Jacobs — 75,000 phantom common shares; Robert R. Spears, Jr. — 75,000 phantom common shares; Phillip A. Reinsch — 50,000 phantom common shares and Michael W. Brown — 25,000 phantom common shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION
September 11, 2008	By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Chief Financial Officer and Executive Vice President